Thoratec® Reports Third Quarter 2013 Results

- Revenue of $126.4 million for the third quarter of 2013, an increase of 7% year-over-year

- GAAP net income per diluted share of $0.32, and non-GAAP net income per diluted share of $0.49

- Company increases guidance for 2013 net income per diluted share to $1.30-1.35 on a GAAP basis and $1.80-1.85 on a non-GAAP basis, and narrows full-year revenue guidance to a range of $500 million to $505 million

PLEASANTON, Calif., Oct. 30, 2013 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported its financial results for the third quarter of 2013.

"Thoratec generated strong results during the third quarter, highlighted by continued growth in our HeartMate II® and CentriMag® product lines," said Gary F. Burbach, President and Chief Executive Officer. "We continue to drive expansion of the worldwide market for MCS therapy and delivered international revenue growth of 32% during the quarter," he added.

For the quarter ended September 28, 2013, Thoratec reported revenues of $126.4 million, a seven percent increase over revenues of $117.8 million in the third quarter of 2012. Net income on a GAAP basis was $18.9 million, or $0.32 per diluted share, compared with GAAP net income of $24.3 million, or $0.41 per diluted share, in the same period a year ago. Non-GAAP net income, which is described later in this press release, was $28.5 million, or $0.49 per diluted share, compared with non-GAAP net income of $29.2 million, or $0.49 per diluted share, in the same period a year ago.

For the first nine months of fiscal 2013, revenues were $374.6 million, an increase of three percent over revenues of $363.2 million in the same period a year ago. Net income on a GAAP basis was $60.3 million, or $1.03 per diluted share, compared with GAAP net income of $70.6 million, or $1.18 per diluted share, in the same period a year ago. Non-GAAP net income was $82.8 million, or $1.42 per diluted share, compared with non-GAAP net income of $86.6 million, or $1.45 per diluted share, in the same period a year ago.

"We remain solidly on track to achieve our targets for 2013 and continue to invest in strategies to promote sustainable long term growth, while strengthening our industry leading position within the field of mechanical circulatory support," Burbach commented. "Moreover, we look forward to advancing the therapy through our ongoing global market development initiatives, as well as the initiation of clinical trials for our exciting HeartMate III and HeartMate PHP pipeline programs."

Third Quarter and First Nine Months of 2013 Financial Results

Thoratec reported revenues of $126.4 million in the third quarter of 2013, an increase of seven percent compared to the same quarter last year. The HeartMate product line contributed $112.8 million, an increase of seven percent, driven primarily by expansion of our international business and the Pocket ControllerTM launch, while the CentriMag product line contributed $10.4 million, an increase of 39 percent.

For the first nine months of 2013, Thoratec reported revenues of $374.6 million, an increase of three percent, compared to the same period last year. The HeartMate product line contributed $331.4 million to revenues, an increase of two percent compared to the same period last year, while the CentriMag product line contributed $32.3 million, an increase of 33 percent.

GAAP gross margin in the third quarter of 2013 was 67.6 percent compared to 69.3 percent in the same quarter last year. The decrease in GAAP gross margin was due primarily to costs associated with the introduction of the Pocket Controller and the impact of the U.S. medical device excise tax, which we recorded for the first time at the beginning of 2013. Non-GAAP gross margin, described later in this press release, was 69.4 percent compared to 71.4 percent in the same quarter last year.

GAAP operating expenses in the third quarter of 2013 were $63.1 million compared to $48.9 million in the same quarter last year. The increase in GAAP operating expenses was due primarily to our product and market development initiatives, the acquisition of DuraHeart® II, and an increase in estimated future milestone payments related to our acquisition of Levitronix Medical. Non-GAAP operating expenses, described later in this press release, were $51.5 million compared to $43.2 million in the same quarter last year.

The company's GAAP effective tax rate in the third quarter of 2013 was 17.5 percent versus 27.2 percent a year ago. The decrease in the GAAP effective tax rate was due primarily to the reduction of reserves related to a prior year's tax return. The non-GAAP tax rate, which is described later in this press release, was 22.8 percent versus 29.6 percent in the same period last year.

Cash and investments were $283.0 million as of September 28, 2013, compared to $270.9 million as of June 29, 2013, and $260.4 million as of December 29, 2012. During the third quarter of 2013 the company used $40.0 million in cash to fund share repurchase activity.

GUIDANCE

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below.

The company is narrowing guidance for fiscal 2013 revenues to a range of $500 million to $505 million compared with the previous guidance range of $490 million to $510 million. The company is increasing guidance for fiscal 2013 net income per diluted share to a range of $1.30 to $1.35 on a GAAP basis and $1.80 to $1.85 on a non-GAAP basis. The revised guidance for both GAAP and non-GAAP net income per diluted share includes approximately $0.05 related to the tax benefit recorded during the third quarter of 2013, while GAAP guidance also includes approximately $0.05 of incremental expense related to an increase in our estimate of future acquisition-related milestone payments.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (785) 830-7979, passcode 3911160. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, November 7, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 3911160.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, the amortization of purchased intangible assets, acquisition-related transaction costs, acquisition-related contingent consideration adjustments, and Levitronix Medical fair market value (FMV) inventory adjustments related to the acquisition.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, the amortization of purchased intangible assets, and Levitronix Medical FMV inventory adjustments related to the acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangible assets, acquisition-related transaction costs, and acquisition-related contingent consideration adjustments.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude the amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allow investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical FMV inventory adjustments related to the acquisition as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP Condensed Consolidated Statements of Operations for the three and nine month periods ended September 28, 2013 and September 29, 2012:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Product sales	$ 126,444	$ 117,768	$ 374,648	$ 363,196
Cost of product sales	40,958	36,162	117,031	111,071
Gross profit	85,486	81,606	257,617	252,125
Operating expenses:
Selling, general and administrative	37,679	28,478	107,348	91,692
Research and development	25,469	20,382	71,488	59,886
Total operating expenses	63,148	48,860	178,836	151,578
Income from operations	22,338	32,746	78,781	100,547
Other income and (expense):
Interest expense	-	-	(4)	(3)
Interest income and other	569	579	1,899	1,401
Income before income taxes	22,907	33,325	80,676	101,945
Income tax expense	(4,003)	(9,070)	(20,413)	(31,396)
Net income	$ 18,904	$ 24,255	$ 60,263	$ 70,549

Net income per share
Basic	$ 0.33	$ 0.41	$ 1.05	$ 1.20
Diluted	$ 0.32	$ 0.41	$ 1.03	$ 1.18

Shares used to compute net income per share:
Basic	57,427	58,762	57,447	58,645
Diluted	58,234	59,669	58,400	59,609

The following table presents our quarterly revenues by source for the first, second, and third quarter of fiscal 2013 and the four quarters of fiscal 2012:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended
	September 28, 2013	June 29, 2013	March 30, 2013	December 29, 2012	September 29, 2012	June 30, 2012	March 31, 2012

Revenue by Product Line
HeartMate	$ 112.8	$ 115.7	$ 102.9	$ 110.8	$ 105.9	$ 106.2	$ 111.7
CentriMag (1)	10.4	11.5	10.4	11.5	7.5	8.0	8.7
PVAD & IVAD	2.6	2.7	3.8	5.6	3.8	3.8	5.8
Other	0.6	0.6	0.6	0.6	0.6	0.6	0.6
Total	$ 126.4	$ 130.5	$ 117.7	$ 128.5	$ 117.8	$ 118.6	$ 126.8

Revenue by Category
Pump	$ 87.1	$ 93.5	$ 84.3	$ 93.0	$ 85.0	$ 85.7	$ 92.6
Non-Pump	38.7	36.4	32.8	34.9	32.2	32.3	33.6
Other	0.6	0.6	0.6	0.6	0.6	0.6	0.6
Total	$ 126.4	$ 130.5	$ 117.7	$ 128.5	$ 117.8	$ 118.6	$ 126.8

Revenue by Geography
United States	$ 99.6	$ 98.8	$ 92.3	$ 102.0	$ 97.5	$ 97.1	$ 103.9
International	26.8	31.7	25.4	26.5	20.3	21.5	22.9
Total	$ 126.4	$ 130.5	$ 117.7	$ 128.5	$ 117.8	$ 118.6	$ 126.8

The following table presents our quarterly pump units by geography for the first, second and third quarter of fiscal 2013 and the four quarters of fiscal 2012:

THORATEC CORPORATION
Quarterly Pump Units
(Unaudited)

	Three months ended
Units by Geography	September 28, 2013	June 29, 2013	March 30, 2013	December 29, 2012	September 29, 2012	June 30, 2012	March 31, 2012
United States	737	770	716	812	781	773	838
International	250	287	219	254	208	212	219
Total (1)	987	1,057	935	1,066	989	985	1,057

(1) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
Net income reconciliation	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net income on a GAAP basis	$ 18,904	$ 24,255	$ 60,263	$ 70,549
Share-based compensation expense:
- Cost of product sales	586	548	1,773	1,525
- Selling, general and administrative	4,373	3,442	12,681	9,829
- Research and development	1,895	1,576	5,773	4,678
Amortization of purchased intangibles:
- Cost of product sales	1,721	2,066	5,138	6,209
- Selling, general and administrative	741	587	2,241	1,789
- Research and development	132	83	295	246
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	3,847	-	3,847	-
- Research and development	67	-	67	-
Levitronix Medical FMV inventory adjustments	-	(102)	-	530
Acquisition-related transaction costs	621	-	1,965	-
Income tax effect of non-GAAP adjustments	(4,412)	(3,225)	(11,241)	(8,737)
Net income on a non-GAAP basis	$ 28,475	$ 29,230	$ 82,802	$ 86,618

	Three Months Ended		Nine Months Ended
Diluted net income per share reconciliation	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Diluted net income per share on a GAAP basis	$ 0.32	$ 0.41	$ 1.03	$ 1.18
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.03	0.03
- Selling, general and administrative	0.08	0.06	0.22	0.16
- Research and development	0.03	0.03	0.10	0.08
Amortization of purchased intangibles:
- Cost of product sales	0.03	0.03	0.09	0.10
- Selling, general and administrative	0.01	0.01	0.04	0.03
- Research and development	-	-	-	-
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	0.07	-	0.07	-
- Research and development	-	-	-	-
Levitronix Medical FMV inventory adjustments	-	(0.01)	-	0.01
Acquisition-related transaction costs	0.01	-	0.03	-
Income tax effect of non-GAAP adjustments	(0.07)	(0.05)	(0.19)	(0.14)
Diluted net income per share on a non-GAAP basis	$ 0.49	$ 0.49	$ 1.42	$ 1.45

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP	58,234	59,669	58,400	59,609
Weighted average unvested restricted stock awards (1)	-	-	-	17
Shares used in calculation of diluted net income per share -- non-GAAP	58,234	59,669	58,400	59,626

(1)  The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 17,000 for the nine months ended  September 29, 2012.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	September 28, 2013		September 29, 2012		September 28, 2013		September 29, 2012

Gross profit on a GAAP basis	$ 85,486	67.6%	$ 81,606	69.3%	$ 257,617	68.8%	$ 252,125	69.4%
Share-based compensation expense	586		548		1,773		1,525
Amortization of intangibles	1,721		2,066		5,138		6,209
Levitronix Medical FMV inventory adjustments	-		(102)		-		530
Gross profit on a non-GAAP basis	$ 87,793	69.4%	$ 84,118	71.4%	$ 264,528	70.6%	$ 260,389	71.7%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Operating expenses on a GAAP basis	$ 63,148	$ 48,860	$ 178,836	$ 151,578
Share-based compensation expense:
- Selling, general and administrative	(4,373)	(3,442)	(12,681)	(9,829)
- Research and development	(1,895)	(1,576)	(5,773)	(4,678)
Amortization of purchased intangibles:
- Selling, general and administrative	(741)	(587)	(2,241)	(1,789)
- Research and development	(132)	(83)	(295)	(246)
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(3,847)	-	(3,847)	-
- Research and development	(67)	-	(67)	-
Acquisition-related transaction costs	(621)	-	(1,965)	-
Operating expenses on a non-GAAP basis	$ 51,472	$ 43,172	$ 151,967	$ 135,036

The following table reconciles the GAAP tax expense for the adjustments from GAAP net income to non-GAAP net income:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	September 28, 2013		September 29, 2012		September 28, 2013		September 29, 2012

Tax expense on a GAAP basis	$ 4,003	17.5%	$ 9,070	27.2%	$ 20,413	25.3%	$ 31,396	30.8%
Share-based compensation expense	3,261		1,694		8,808		6,170
Amortization of purchased intangibles	915		1,007		2,701		3,031
Excess compensation limitations and other	(212)		565		(1,231)		(675)
Acquisition-related contingent consideration adjustments	209		-		209		-
Levitronix Medical FMV inventory adjustments	-		(41)		-		211
Acquisition-related transaction costs	239		-		754		-
Tax expense on a non-GAAP basis	$ 8,415	22.8%	$ 12,295	29.6%	$ 31,654	27.7%	$ 40,133	31.7%

The following table reconciles the net income per diluted share guidance on a tax-effected GAAP basis and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Net income per diluted share reconciliation	For the Fiscal Year Ended 2013
	From	To

Net income per diluted share on a GAAP basis	$ 1.30	$ 1.35
Acquisition-related contingent consideration adjustments	0.05	0.05
Acquisition-related transaction costs	0.02	0.02
Share-based compensation expense	0.34	0.34
Amortization of purchased intangibles	0.13	0.13
Tax rate effect on Non-GAAP earnings	(0.04)	(0.04)
Net income per diluted share on a non-GAAP basis	$ 1.80	$ 1.85

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and markets the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP, IVAD and Pocket Controller are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

DuraHeart is a registered trademark of Terumo Corporation.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2013 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address quality issues adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Neil Meyer, Director of Investor Relations, Thoratec Corporation, (925) 738-0029